UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2025

SpartanNash Company

(Exact name of Registrant as Specified in Its Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 76th Street, S.W. P.O. Box 8700
Grand Rapids, Michigan	49518-8700
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SPTN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On June 22, 2025, SpartanNash Company, a Michigan corporation (the “Company” or “SpartanNash”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, New Mackinac HoldCo, Inc., a Delaware corporation (“Parent”), Mackinac Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Parent, and C&S Wholesale Grocers, LLC, a Delaware limited liability company (“Guarantor” or “C&S”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

The Company’s Board of Directors (the “Board”) has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its shareholders, declared it advisable to enter into the Merger Agreement, approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and, on the terms and subject to the conditions set forth in the Merger Agreement, resolved to recommend that the Company’s shareholders approve the Merger Agreement.

As a result of the Merger, each share of common stock of the Company, no par value (“Common Stock”), outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of Common Stock held by Parent or Merger Sub immediately prior to the Effective Time) will, at the Effective Time, automatically be converted into the right to receive $26.90 in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time, (i) each outstanding Company equity-based award granted prior to the date of the Merger Agreement or to a non-employee member of the Board will vest (with any awards subject to performance-based vesting conditions vesting to the extent set forth in the Merger Agreement and the Company disclosure letter) and be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration for each share of Common Stock subject to such equity-based award immediately prior to the Effective Time, with the number of shares of Common Stock subject to each award subject to performance-based vesting conditions determined based on the greater of the target and actual performance level through the latest completed fiscal year in the applicable performance period, (ii) any remaining unvested portion of any Company equity-based award granted prior to the date of the Merger Agreement that is subject to performance-based vesting conditions that does not vest as described in clause (i) will be cancelled and converted into the right to receive a cash-based award equal to the Merger Consideration in respect of each share of Common Stock subject to such Company equity-based award immediately prior to the Effective Time (determined based on the greater of the target and actual performance level through the latest completed fiscal year in the applicable performance period), which cash-based award will vest and be payable on the last day of the applicable performance period, subject to the holder’s continued service with Guarantor and its affiliates through such date (or an earlier termination without cause, in which case any portion of the award that would vest in the next 12 months will accelerate and vest upon such termination), and (iii) each Company equity-based award not covered by clause (i) or (ii) will vest as to one-sixth or one-third of the award (determined based on the date on which the Effective Time occurs) and be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Common Stock subject to such award, and the remaining unvested portion will be cancelled and converted into the right to receive a cash-based award equal to the Merger Consideration in respect of each share of Common Stock subject to such Company equity-based award immediately prior to the Effective Time, which cash-based award will, subject to the holder’s continued service with Guarantor and its affiliates through the applicable vesting dates, vest and be payable in accordance with the existing vesting schedule and other terms and conditions of such Company equity-based award from which such cash award was converted (other than performance-based vesting conditions).

If the Merger is consummated, the Common Stock will be delisted from the NASDAQ Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Conditions to the Merger and Closing

Completion of the Merger is subject to customary conditions to Closing, including (i) the approval of the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock, (ii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and (iii) other customary closing conditions. The parties expect the transaction to close in the fourth quarter of 2025, subject to the receipt of regulatory and shareholder approvals. The completion of the Merger is not subject to a financing condition.

No Solicitation

From and after June 22, 2025, the Company must comply with customary non-solicitation restrictions.

Subject to certain customary “fiduciary out” exceptions, the Board is required to recommend that the Company’s shareholders approve the Merger Agreement. The Board may not change its recommendation, adopt an alternative acquisition proposal, or fail to recommend the transaction within five business days of Parent’s written request (“Change of Recommendation”). However, the Company may, before the Company Shareholder Approval (as defined in the Merger Agreement) is obtained, make a Change of Recommendation in connection with a Company Superior Proposal or Intervening Event (each, as defined the Merger Agreement) if the Company complies with certain notice and other requirements set forth in the Merger Agreement, including the payment of the Company Termination Fee (as defined in the Merger Agreement).

Termination and Fees

Either the Company or Parent may terminate the Merger Agreement in certain circumstances, including, among others, if (i) the Merger is not completed by June 22, 2026 (the “Termination Date”), subject to certain limitations (in each case as set forth in the Merger Agreement); provided, however, that the Termination Date may be extended by Parent in Parent’s sole discretion for three months if all of the conditions to Closing have been satisfied or waived other than conditions relating to approvals under Competition Laws (as defined in the Merger Agreement), (ii) the Company’s shareholders fail to approve the Merger Agreement, (iii) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Merger and (iv) the other party breaches its representations, warranties or covenants in the Merger Agreement such that the conditions to Closing cannot be satisfied, subject in certain cases, to the right of the breaching party to cure the breach. Parent and the Company may also terminate the Merger Agreement by mutual written consent. In addition, the Merger Agreement includes the following termination rights and termination fees:

•	If the Merger Agreement is terminated prior to obtaining the Company Shareholder Approval either (i) by the Company in order to enter into a definitive agreement with respect to a Company Superior Proposal or (ii) by Parent if a Change of Recommendation has occurred, then the Company will be required to pay Parent a termination fee equal to $35,400,000.

•	If (i) the Merger Agreement is terminated (a) by either the Company or Parent as a result of the expiration of the Termination Date or failure to receive Company Shareholder Approval or (b) by Parent as a result of an uncured breach by the Company of its representations, warranties or covenants in the Merger Agreement such that the conditions to Closing cannot be satisfied, (ii) a Company Takeover Proposal (as defined in the Merger Agreement) has been publicly made, proposed or communicated (or has otherwise become publicly known after the date of the Merger Agreement) and (iii) within twelve (12) months after the termination of the Merger Agreement, the Company enters into a definitive agreement with respect to such Company Takeover Proposal which is subsequently consummated, then the Company will be required to pay Parent a termination fee equal to $35,400,000.

•	If the Merger Agreement is terminated by either Parent or the Company in certain circumstances related to the failure to receive regulatory approvals under the HSR Act, then Parent will be required to pay the Company a termination fee equal to $55,000,000.

•	If the Merger Agreement is terminated by the Company at a time when (i) all of the conditions to Closing have been satisfied or waived (other than those conditions that by their nature are to be, and can be, satisfied at the Closing), (ii) Parent fails to consummate the Closing on the Closing Date (as defined in the Merger Agreement), (iii) the Company has irrevocably confirmed to Parent by written notice that (a) all of the mutual conditions to Closing and the conditions to the Company’s obligation to complete the Closing have been satisfied (other than those conditions that by their nature are to be, but will be, satisfied at the Closing) or will be waived and (b) the Company is prepared to consummate the Closing on the date of such notice and throughout the immediately subsequent three (3) business day period and (iv) Parent fails to consummate the Closing within three (3) business days following receipt of such written notice, then Parent will be required to pay the Company a termination fee equal to $50,000,000.

Other Terms of the Merger Agreement

The Company is making customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course consistent with past practice during the period between the date of the Merger Agreement and the Closing and not to take certain actions prior to the Effective Time without the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned), in each case subject to certain exceptions. The parties have agreed to use reasonable best efforts to take all actions necessary to consummate the Merger, including, subject to the terms and conditions of the Merger Agreement, cooperating to obtain antitrust clearance under the HSR Act and defending against any lawsuits challenging the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Financing

Parent has obtained equity financing and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement, repaying or refinancing certain existing indebtedness of the Company and its subsidiaries, and paying related fees and expenses. RJJRP Holdings, Inc. has committed to capitalize Parent at Closing with an aggregate equity contribution equal to $903,000,000 on the terms and subject to the conditions set forth in an equity commitment letter.

Certain financial institutions have agreed to provide Parent with committed debt financing in an aggregate principal amount of up to $1,000,000,000, consisting of (i) an incremental amendment to Parent’s existing ABL facility in an aggregate principal amount not to exceed $600,000,000 and (ii) a new term loan facility in an aggregate principal amount not to exceed $400,000,000, in each case on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of such financial institutions to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

Additional Information and Where to Find It

A meeting of shareholders of SpartanNash will be announced as promptly as practicable to seek SpartanNash shareholder approval in connection with the Transaction. SpartanNash intends to file a preliminary and definitive proxy statement, as well as other relevant materials, with the SEC relating to the Transaction. Following the filing of the definitive proxy statement with the SEC, SpartanNash will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the Transaction. This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that SpartanNash expects to file with the SEC in connection with the Transaction. SPARTANNASH URGES INVESTORS TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND THESE OTHER MATERIALS FILED WITH THE SEC OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SPARTANNASH AND THE TRANSACTION. Any vote in respect of resolutions to be proposed at SpartanNash’s shareholder meeting to approve the Transaction or other responses in relation to the Transaction should be made only on the basis of the information contained in the proxy statement. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by SpartanNash with the SEC at www.sec.gov, the SEC’s website, or from SpartanNash’s website at https://www.spartannash.com/. In addition, the proxy statement and other documents filed by SpartanNash with the SEC (when available) may be obtained from SpartanNash free of charge by directing a request to Investor Relations at https://corporate.spartannash.com/investor-relations.

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

SpartanNash, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from SpartanNash shareholders in connection with the Transaction. Information about SpartanNash’s directors and executive officers is set forth under the captions “Proposal 1–Election of Directors,” “Board of Directors,” “Ownership of SpartanNash Stock,” “SpartanNash’s Executive Officers,” “Executive Compensation” and “Compensation of Directors” sections of the definitive proxy statement for SpartanNash’s annual meeting of shareholders, filed with the SEC on April 1, 2025. Additional information regarding ownership of SpartanNash’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of SpartanNash’s website located at https://corporate.spartannash.com/investor-relations. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Transaction will be included in the proxy statement that SpartanNash expects to file in connection with the Transaction and other relevant materials SpartanNash may file with the SEC.

Cautions Regarding Forward Looking Statements

The matters discussed in this communication and in any related oral statements include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, including statements regarding the proposed acquisition (the “Transaction”) of SpartanNash by C&S, shareholder and regulatory approvals, the expected timetable for completing the Transaction, expected benefits of the Transaction and any other statements regarding the future plans, strategies, objectives, goals or expectations of the combined company. These forward-looking statements may be identifiable by words or phrases indicating that SpartanNash and/or C&S “expects,” “projects,” “anticipates,” “plans,” “believes,” “intends,” or “estimates,” or that a particular occurrence or event “may,” “could,” “should,” “will” or “will likely” result, occur or be pursued or “continue” in the future, that the “outlook,” “trend,” “guidance” or “target” is toward a particular result or occurrence, that a development is an “opportunity,” “priority,” “strategy,” “focus,” that the combined company is “positioned” for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date made. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies may affect actual results and could cause actual results to differ materially. These risks and uncertainties include the failure to obtain the required vote of SpartanNash’s shareholders in connection with the Transaction; the timing to consummate the Transaction and the risk that the Transaction may not be completed at all or the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the merger agreement; the risk that the conditions to closing of the Transaction may not be satisfied or waived; the risk that a governmental or regulatory approval that may be required for the Transaction is not obtained or is obtained subject to conditions that are not anticipated; potential litigation relating to, or other unexpected costs resulting from, the Transaction; legislative, regulatory, and economic developments; risks that the proposed transaction disrupts SpartanNash’s current plans and operations including the continued payment of quarterly dividends; the risk that certain restrictions during the pendency of the Transaction may impact SpartanNash’s ability to pursue certain business opportunities or strategic transactions; the diversion of management’s time on Transaction-related issues; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the Transaction could have adverse effects on the market price of SpartanNash’s common stock, credit ratings or operating results; and the risk that the Transaction and its announcement could have an adverse effect on the ability to retain and hire key personnel, to retain customers and to maintain relationships with business partners, suppliers and customers. SpartanNash and C&S can give no assurance that the conditions to the Transaction will be satisfied, or that it will close within the anticipated time period.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description
2.1*	Agreement and Plan of Merger, dated as of June 22, 2025, by and among SpartanNash Company, New Mackinac HoldCo, Inc., Mackinac Merger Sub, Inc. and C&S Wholesale Grocers, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2025	SpartanNash Company

	By:	/s/ Ileana McAlary
Ileana McAlary Executive Vice President, Chief Legal Officer and Corporate Secretary